Exhibit 99.1

Palo Alto Networks Reports Fiscal Fourth Quarter and Fiscal Year 2014
Financial Results

•	Fiscal fourth quarter total revenue grows 59 percent year-over-year to a record $178.2 million

•	Fiscal year 2014 revenue grows 51 percent year-over-year to $598.2 million

•	Fiscal fourth quarter product revenue grows 52 percent year-over-year to $99.7 million; recurring subscription revenue grows 74 percent year-over-year to $37.6 million

•	Fiscal fourth quarter billings grow 64 percent year-over-year to a record $232.9 million

SANTA CLARA, Calif., September 9, 2014 - Palo Alto Networks, Inc. (NYSE: PANW) today announced financial results for its fiscal fourth quarter and fiscal year 2014 ended July 31, 2014.

Total revenue for the fiscal fourth quarter grew 59 percent year-over-year to a record $178.2 million, compared with $112.4 million in the fiscal fourth quarter of 2013. GAAP net loss for the fiscal fourth quarter was $32.1 million, or $0.41 per diluted share, compared with a net loss of $15.8 million, or $0.22 per diluted share, in the fiscal fourth quarter of 2013.

Palo Alto Networks recorded fiscal fourth quarter non-GAAP net income of $9.1 million, or $0.11 per diluted share, compared with non-GAAP net income of $5.5 million, or $0.07 per diluted share, in the fiscal fourth quarter of 2013. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We delivered a record finish to fiscal year 2014 with fourth quarter revenue growth driven by continued rapid adoption of our unique enterprise security platform,” said Mark McLaughlin, president and chief executive officer of Palo Alto networks. “Our platform is built from the ground up to solve the most complex security issues and provides tightly integrated and automated detection and prevention capabilities at enterprise-class performance levels. Our results demonstrate that enterprises around the world are turning to Palo Alto Networks as their strategic partner in the cyber security battle.”

For fiscal year 2014, total revenue grew 51 percent to $598.2 million, compared with $396.1 million in fiscal year 2013. GAAP net loss was $226.5 million, or $3.05 per diluted share, in fiscal year 2014, compared with net loss of $29.2 million, or $0.43 per diluted share, in fiscal year 2013. Non-GAAP net income for fiscal year 2014 was $31.8 million, or $0.40 per diluted share, compared with non-GAAP net income of $18.2 million, or $0.24 per diluted share, in fiscal year 2013.

“We are pleased with our results for the fourth quarter and fiscal year 2014. In the fourth quarter, our land, expand, and retain strategy, combined with our hybrid SaaS revenue model, drove strong sales performance across product, subscription services, and support and maintenance. Our growth continues to substantially outpace that of our competitors and our addressable market - valued today at approximately $16 billion,” said Steffan Tomlinson, chief financial officer of Palo Alto Networks. “Increasing adoption of our subscription services in the quarter contributed to non-GAAP gross margin expansion, both sequentially and year-over-year, as well as adjusted free cash flow of $44.1 million, an increase of 23 percent year over year.”

Recent Highlights

•
Completed a private placement of convertible senior notes - On June 30, 2014, we completed a private placement of $575 million aggregate principal amount of 0 percent Convertible Senior Notes due 2019.

•
Unveiled our new “Unit 42” threat intelligence team - This dedicated team of highly qualified security experts is harnessing the collective expertise of our hundreds of engineers and the unique visibility provided by our enterprise security platform to identify new advanced threats and vulnerabilities and share the valuable intelligence to help our customers and the industry at large protect their computing environments.

•
Established global distribution agreement with Westcon Group - Building on our previously established relationship with Westcon in 20 countries, this agreement includes plans to expand our relationship to more than 40 countries by the end of fiscal year 2016 and makes it even more efficient for our resellers to get access to our products, support and services.

Financial Outlook
Palo Alto Networks provides guidance based on current market conditions and expectations.

For the fiscal first quarter of 2015, Palo Alto Networks expects:

•	Total revenue in the range of $178 to $182 million, representing year-over-year growth between 39 percent and 42 percent.

•	Diluted non-GAAP earnings per share of approximately $0.12 using 83 to 85 million shares.

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of acquisition-related intangible assets, acquisition expenses, discrete tax benefits, and other non-recurring expenses. The company has not reconciled diluted non-GAAP earnings per share guidance to net income (loss) per diluted share because the company does not provide guidance on net income (loss) or the various reconciling cash and non-cash items between GAAP net income (loss) and non-GAAP net income (loss). As items that impact these measures are out of the company’s control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information
Palo Alto Networks will host a conference call for analysts and investors to discuss its fiscal fourth quarter and full year 2014 results and outlook for its fiscal first quarter of 2015 today at 4:30 PM Eastern time / 1:30 PM Pacific time. Open to the public, investors may access the call by dialing 1-866-515-2912 or 617-399-5126 and entering the passcode 85248539. A live audio webcast of the conference call along with supplemental financial information will also be accessible from the “Investors” section of the company’s website at investors.paloaltonetworks.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing 1-888-286-8010 or 617-801-6888 and entering the passcode 78312357.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the company’s financial outlook for the fiscal first quarter of 2015, growth trends, and continued momentum in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Palo Alto Networks’ limited operating history; risks associated with Palo Alto Networks’ rapid growth, particularly outside of the United States.; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Palo Alto Networks’ financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s quarterly report on Form 10-Q filed with the SEC on June 3,

2014, which is available on the company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures
Palo Alto Networks has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP net income and diluted net income per share. Palo Alto Networks defines non-GAAP net income as net income (loss) plus share-based compensation expense and related payroll taxes, acquisition related costs, litigation related charges including legal settlements, non-cash interest expense related to the company’s convertible senior notes, and tax adjustments related to the valuation allowance on deferred tax assets and interim tax cost associated with the implementation of the company’s international structure in fiscal fourth quarter of 2013. Palo Alto Networks believes that excluding these items provides management and investors with greater visibility into the underlying performance of the company’s core business operating results, meaning its operating performance excluding these items and, from time to time, other discrete charges that are infrequent in nature, over multiple periods. The company also excludes from non-GAAP net income and non-GAAP diluted net income per share the tax effects, including income tax associated with these items in order to provide a complete picture of the company’s recurring core business operating results. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on the company’s operating results.

Billings. Palo Alto Networks defines billings as total revenue plus the change in deferred revenue, net of acquired deferred revenue, during the period. The company’s management monitors billings because billings drive deferred revenue, which is an important indicator of the health and visibility of the company’s business. The company considers billings to be a useful metric for management and investors, particularly as sales of subscriptions increase and the company experiences strong renewal rates for subscriptions and support and maintenance.

Free Cash Flow. Palo Alto Networks defines free cash flow as cash provided by operating activities less purchases of property, equipment, and other assets. Adjusted Free Cash Flow is defined as Free Cash Flow further adjusted by the one-time $75 million cash payment related to our legal settlement with Juniper. The company considers Free Cash Flow and Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchases of property, equipment, and other assets, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future, such as share-based compensation. Share-based compensation is an important part of Palo Alto Networks employees’ compensation and impacts their performance. In addition, the billings metric reported by the company includes amounts that have not yet been recognized as revenue. The components that Palo Alto Networks excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Palo Alto Networks compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the company may also exclude non-recurring expenses and other expenses that do not reflect the company’s core business operating results.

ABOUT PALO ALTO NETWORKS
Palo Alto Networks is leading a new era in cybersecurity by protecting thousands of enterprise, government, and service provider networks from cyber threats. Unlike fragmented legacy products, our security platform safely enables business operations and delivers protection based on what matters most in today's dynamic computing environments: applications, users, and content. Find out more at www.paloaltonetworks.com.

Palo Alto Networks and the Palo Alto Networks Logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:
Jennifer Jasper Smith
Head of Corporate Communications
Palo Alto Networks
408-638-3280
jjsmith@paloaltonetworks.com

Investor Relations Contact:
Kelsey Turcotte
Vice President of Investor Relations
408-753-3872
kturcotte@paloaltonetworks.com

Chris Danne/Maria Riley
The Blueshirt Group
415-217-7722
ir@paloaltonetworks.com

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2014	2013	2014	2013
Revenue:
Product	$99,707	$65,456	$340,143	$243,707
Services	78,524	46,929	258,036	152,400
Total revenue	178,231	112,385	598,179	396,107
Cost of revenue:
Product	26,903	16,505	85,503	63,412
Services	21,704	13,753	74,125	46,344
Total cost of revenue	48,607	30,258	159,628	109,756
Total gross profit	129,624	82,127	438,551	286,351
Operating expenses:
Research and development	32,830	17,627	104,813	62,482
Sales and marketing	106,668	59,635	334,763	199,771
General and administrative	15,574	11,748	73,149	42,719
Legal settlement	—	—	141,173	—
Total operating expenses	155,072	89,010	653,898	304,972
Operating loss	(25,448)	(6,883)	(215,347)	(18,621)
Interest expense	(1,848)	(9)	(1,883)	(74)
Other income (expense), net	(5,595)	14	(4,930)	39
Loss before income taxes	(32,891)	(6,878)	(222,160)	(18,656)
Provision for (benefit from) income taxes	(833)	8,958	4,292	10,590
Net loss	$(32,058)	$(15,836)	$(226,452)	$(29,246)
Net loss per share, basic and diluted	$(0.41)	$(0.22)	$(3.05)	$(0.43)
Weighted-average shares used to compute net loss per share, basic and diluted	77,859	70,936	74,291	68,682

Palo Alto Networks, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2014	2013	2014	2013
GAAP net loss	$(32,058)	$(15,836)	$(226,452)	$(29,246)
Share-based compensation expense	33,122	14,146	96,463	43,876
Share-based payroll tax expense	938	152	4,825	1,287
Acquisition related costs	329	—	7,809	—
Amortization expense of acquired intangible assets	1,453	—	2,132	—
Litigation related charges [a]	9,937	1,350	160,384	3,645
Non-cash interest expense related to convertible notes	1,826	—	1,826	—
Loss on facility sublease	—	262	—	262
Income tax and other tax adjustments related to the above [b]	(6,424)	5,462	(15,193)	(1,592)
Non-GAAP net income	$9,123	$5,536	$31,794	$18,232

GAAP net loss per share, diluted	$(0.41)	$(0.22)	$(3.05)	$(0.43)
Share-based compensation expense	0.42	0.20	1.27	0.62
Share-based payroll tax expense	0.01	0.00	0.06	0.02
Acquisition related costs	0.00	0.00	0.11	0.00
Amortization expense of acquired intangible assets	0.02	0.00	0.03	0.00
Litigation related charges [a]	0.13	0.02	2.16	0.05
Non-cash interest expense related to convertible notes	0.02	0.00	0.02	0.00
Loss on facility sublease	0.00	0.00	0.00	0.00
Income tax and other tax adjustments related to the above [b]	(0.08)	0.07	(0.20)	(0.02)
Non-GAAP net income per share, diluted	$0.11	$0.07	$0.40	$0.24

GAAP weighted-average shares used to compute net loss per share, diluted	77,859	70,936	74,291	68,682
Weighted-average effect of potentially dilutive securities	5,092	5,739	5,281	8,768
Non-GAAP weighted-average shares used to compute net income per share, diluted	82,951	76,675	79,572	77,450

Revenue	$178,231	$112,385	$598,179	$396,107
Change in deferred revenue, net of acquired deferred revenue	54,645	29,926	173,196	113,422
Billings	$232,876	$142,311	$771,375	$509,529

Net cash provided by operating activities	$(26,150)	$41,730	$88,406	$114,519
Less: purchases of property, equipment, and other assets	4,728	5,847	36,107	22,442
Free cash flow	$(30,878)	$35,883	$52,299	$92,077
Add: cash paid for legal settlement	75,000	—	75,000	—
Adjusted free cash flow	$44,122	$35,883	$127,299	$92,077
___________
[a]    Includes expenses for legal services and settlements, including the legal settlement with Fortinet of $20.0M in Q2’14, the legal settlement with Juniper of $121.2M in Q3’14, the mark-to-market for the warrants issued as part of the settlement with Juniper of $5.9M in Q4’14, and beginning in Q4’14, the amortization of intellectual property licenses entered into as part of the settlement with Juniper of $2.0M.
[b]    Includes the tax effects of the exclusions listed above as well as the adjustment related to the valuation allowance on deferred tax assets and interim tax cost associated with the implementation of the international structure of $10.8M in Q4’13.

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2014	July 31, 2013
Assets
Current assets:
Cash and cash equivalents	$653,812	$310,614
Short-term investments	118,690	109,007
Accounts receivable, net	135,518	87,461
Prepaid expenses and other current assets	50,306	22,617
Total current assets	958,326	529,699
Property and equipment, net	48,744	32,086
Long-term investments	201,880	17,314
Goodwill	155,033	—
Intangible assets, net	47,955	1,358
Other assets	66,528	5,149
Total assets	$1,478,466	$585,606
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,526	$15,544
Accrued compensation	48,727	22,004
Accrued and other liabilities	25,000	14,609
Deferred revenue	259,918	153,945
Total current liabilities	348,171	206,102
Convertible senior notes, net	466,875	—
Long-term deferred revenue	162,660	95,285
Other long-term liabilities	32,177	11,799
Stockholders’ equity:
Preferred stock	—	—
Common stock	8	7
Additional paid-in capital	804,406	381,703
Accumulated other comprehensive loss	(105)	(16)
Accumulated deficit	(335,726)	(109,274)
Total stockholders’ equity	468,583	272,420
Total liabilities and stockholders’ equity	$1,478,466	$585,606

Palo Alto Networks, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2014	2013
Cash flows from operating activities
Net loss	$(226,452)	$(29,246)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation for equity based awards	99,774	43,704
Issuance of common stock for legal settlement	46,173	—
Depreciation and amortization	19,419	9,892
Amortization of investment premiums, net of accretion of purchase discounts	1,518	1,943
Amortization of debt discount and debt issuance costs	1,826	—
Change in fair value of common stock warrant	5,859	—
Excess tax benefit from share-based compensation	(957)	(6,762)
Loss on facility sublease	—	262
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(47,949)	(41,819)
Prepaid expenses and other assets	(10,308)	(8,865)
Accounts payable	(1,100)	5,830
Accrued compensation	26,331	10,697
Accrued and other liabilities	1,076	15,461
Deferred revenue	173,196	113,422
Net cash provided by operating activities	88,406	114,519
Cash flows from investing activities
Purchase of investments	(506,642)	(345,324)
Proceeds from sales of investments	74,597	13,491
Proceeds from maturities of investments	233,530	202,710
Acquisition of business, net of cash acquired	(85,726)	—
Purchase of property, equipment, and other assets	(36,107)	(22,442)
Net cash used in investing activities	(320,348)	(151,565)
Cash flows from financing activities
Proceeds from borrowings on convertible senior notes, net	560,433	—
Proceeds from issuance of warrants	78,258	—
Purchase of convertible note hedges	(110,975)	—
Proceeds from exercise of stock options	33,730	14,765
Proceeds from employee stock purchase plan	12,869	6,267
Excess tax benefit from share-based compensation	957	6,762
Payments of initial public offering costs	—	(2,698)
Repurchase of restricted common stock from terminated employees	(132)	(78)
Net cash provided by financing activities	575,140	25,018
Net increase (decrease) in cash and cash equivalents	343,198	(12,028)
Cash and cash equivalents - beginning of period	310,614	322,642
Cash and cash equivalents - end of period	$653,812	$310,614